UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 13, 2013

CENTOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52970	30-0766257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Lee Rd, Ste 265
Winter Park, FL 32789
(Address of principal executive offices)

(866) 491-3128
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

On December 13, 2013 Bradley Wilson President and CEO resigned his Positions as an officer and director of the Registrant.

Appointment of Officer

On December 13, 2013, following the resignation of Bradley Wilson as President and CEO, Mr. Michael Sullivan was appointed as President and CEO of the Registrant, to fill the vacated positions of Mr. Wilson.

Biographical Information

Michael Sullivan

With over 30 years of experience Mr. Sullivan is a seasoned corporate/project finance and business development professional with a broad range of experience in the energy, environmental and renewable sectors. Mr. Sullivan is able to lead and be part of team; Mr. Sullivan understands how to be at the top and part of the chain of command. His primary goals in terms of work are to seek positions where there is an appropriate balance of authority and responsibility, where he can utilize his experience base and contribute to the bottom line of an organization. Mr. Sullivan has a “can-do” approach towards all tasks with a consistently high level of productivity.

Mr. Sullivan's skills include:

Corporate / Project Finance
Energy Project Evaluation / Modeling
Renewable Energy
Mergers and Acquisitions
Project Origination and Structuring
Capital Formation
Research & Strategic Planning
Debt/Equity Capital Raising
Contract Negotiation

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

99.1	Directors Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTOR, INC.

Date: December 16, 2013	By:	/s/ Michael Sullivan
Michael Sullivan, President, CEO